Exhibit 10.7

OUTSIDE DIRECTOR COMPENSATION POLICY

RESONANT INC.

Resonant Inc. (the “Company”) believes that the granting of equity and cash compensation to members of its Board of Directors (the “Board,” and members of the Board, “Directors”) represents a powerful tool to attract, retain and reward Directors who are not employees of the Company (“Outside Directors”). This Outside Director Compensation Policy (the “Policy”) is intended to formalize the Company’s policy regarding cash compensation and grants of equity to its Outside Directors. Unless otherwise defined herein, capitalized terms used in this Policy will have the meaning given such term in the Company’s 2014 Omnibus Incentive Plan (the “Plan”). Outside Directors will be solely responsible for any tax obligations they incur as a result of the equity and cash payments received under this Policy.

I.                                      ANNUAL RETAINER

Each Outside Director will receive an annual retainer of $50,000 in cash for serving on our board of directors (the “Annual Fee”).  Outside Directors will be reimbursed for reasonable travel and other expenses in accordance with the Company’s then current reimbursement policies.

II.                                PAYMENT

The Annual Fee will be paid ratably on a fiscal quarterly basis to each Outside Director who has served in the relevant capacity for the immediately preceding fiscal quarter no later than thirty (30) days following the end of such preceding fiscal quarter. For purposes of clarification, an Outside Director who has served as an Outside Director during only a portion of the immediately preceding fiscal quarter will receive a pro-rated payment of the quarterly payment of the Annual Fee, calculated based on the number of days such Outside Director has served as Outside Director.  For purposes of clarification, the first payment of the Annual Fee under the policy will be made at the end of the quarter in which the Effective Date occurs and will be for the service period between the date the Outside Director first became an Outside Director (including any period prior to the Effective Date) and the end of the quarter in which the Effective Date occurred.

III.                          REVISIONS

The Board in its discretion may change and otherwise revise the terms of the cash compensation granted under this Policy, including, without limitation, the amount of cash and timing of unearned compensation to be paid on or after the date the Board determines to make any such change or revision.

IV.                          EQUITY COMPENSATION

Outside Directors will be entitled to receive all types of Awards under the Plan, including discretionary Awards not covered under this Policy. Any Award granted pursuant to this Policy will be subject to the other terms and conditions of the Plan and form of award agreement approved for use under the Plan. All grants of Awards to Outside Directors pursuant to this

Policy will, except as otherwise provided herein, be made in accordance with the following provisions:

(a)                               Initial Award. Each person who first becomes an Outside Director following the Effective Date will be granted a Restricted Stock Unit Award of 24,000 Restricted Stock Units (the “Initial RSU Award”) on the date of the first Board or Compensation Committee meeting occurring on or after the date on which such person first becomes an Outside Director following the Effective Date, whether through election by the stockholders of the Company or appointment by the Board to fill a vacancy; provided, however, that a Director who is an Employee (an “Inside Director”) who ceases to be an Inside Director, but who remains a Director, will not receive an Initial RSU Award.  The shares underlying the Initial RSU Award will vest as to one-half of the shares subject to such award on each of the first and second anniversary of the commencement of the individual’s service as an Outside Director, subject to continued service as a director through the applicable vesting date.

(b)                              IPO Grant. Each person who serves as an Outside Director on the effective date of the first registration statement that is filed by the Company and declared effective pursuant to Section 12(g) of the Exchange Act of 1934 with respect to any class of the Company’s securities (“Registration Date”), will be automatically granted an Award of 24,000 Restricted Stock Units (an “IPO RSU Award”). The IPO RSU Award will vest as to one-half of the shares subject to such award on each of the first and second anniversary of the commencement of the individual’s service as an Outside Director, subject to continued service as a director through the applicable vesting date.

(c)                               Annual Award. Each Outside Director will be automatically granted a Restricted Stock Unit Award with a Value of $50,000 (the “Annual RSU Award”), provided that the number of Shares covered by the Annual RSU Award shall be rounded down to the nearest whole Share, on the date of each annual meeting of stockholders (each, an “Annual Meeting”) beginning with the first Annual Meeting following the Effective Date, if, as of such Annual Meeting date, he or she will have served on the Board as a Director for at least the preceding six (6) months; provided that any Outside Director who is not continuing as a Director following the applicable Annual Meeting will not receive an Annual RSU Award with respect to such Annual Meeting.  One-half of the shares underlying the Annual RSU Award will vest on the earlier of (i) the day prior to the first annual meeting of stockholders following the grant or (ii) one year from grant, and one-half of the shares underlying the Annual RSU Award will vest on the earlier of (i) the day prior to the second annual meeting of stockholders following the grant or (ii) two years from grant, subject to continued service as a director through the applicable vesting date.

(d)                             Value. For purposes of this Policy, “Value” means, with respect to any Annual RSU Award, the fair market value of the shares subject to the applicable award on the date of grant, as computed in accordance with our Plan.

(e)                               No Discretion. No person will have any discretion to select which Outside Directors will be granted an Initial RSU Award, IPO RSU Award or Annual RSU Award under this Policy or to determine the number of Shares to be covered by such Initial RSU Award, IPO RSU Award or Annual RSU Award, as applicable (except as provided in subsection (f) below and pursuant to the Amendment and Termination provisions of this Policy).

(f)                                Revisions. The Board in its discretion may change and otherwise revise the terms of Initial RSU Awards, IPO RSU Awards and/or Annual RSU Awards granted under this Policy, including, without limitation, the number of Shares subject thereto, to provide for Initial RSU Awards, IPO RSU Awards and/or Annual RSU Awards of the same or different type (e.g., Options, Restricted Stock Units, or other types of Awards) granted on or after the date the Board determines to make any such change or revision.

V.                                SECTION 409A

In no event will cash compensation under this Policy be paid after the later of (i) the fifteenth (15th) day of the third (3rd) month following the end of the Company’s fiscal year in which the compensation is earned, or (ii) the fifteenth (15th) day of the third (3rd) month following the end of the calendar year in which the compensation is earned, in compliance with the “short-term deferral” exception under Section 409A of the Internal Revenue Code of 1986, as amended, and the final regulations and guidance thereunder, as such may be amended from time to time (together, “Section 409A”).  It is the intent of this Policy that this Policy and all payments hereunder be exempt from or otherwise comply with the requirements of Section 409A so that none of the compensation to be provided hereunder will be subject to the additional tax imposed under Section 409A, and any ambiguities or ambiguous terms herein will be interpreted to be so exempt or comply.

VI.                          AMENDMENT AND TERMINATION

The Board may at any time amend, alter, suspend or terminate the Policy.

VII.                    EFFECTIVE DATE

This Policy is effective as of the date of the Registration Date (the “Effective Date”).